Exhibit 10.2

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of March 23, 2017 (this “Agreement”), made by Interpace Diagnostics Group, Inc., a Delaware corporation with offices located at 300 Interpace Parkway Morris Corporate Center 1, Building A, Parsippany, NJ 07054 (the “Company”), and each of the undersigned Material Subsidiaries of the Company from time to time, if any (each a “Grantor” and together with the Company, collectively, the “Grantors”), in favor of Hudson Bay Master Fund Ltd (in its capacity as a holder of Notes (as defined below), including its successors, transferees and assigns, the “Investor”) pursuant to that certain Exchange Agreement, dated as of March 22, 2017 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Exchange Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to the Exchange Agreement, dated as of March 22, 2017 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Exchange Agreement”), pursuant to which a certain existing note (the “Original Note”) previously issued by the Company to RedPath Equityholder Representative, LLC (the “Original Holder”), which will be purchased, together with certain security interests granted thereunder, by the Investor, shall be exchanged for the “Exchanged Notes” to be issued pursuant to the Exchange Agreement (as such Exchanged Notes may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, the Original Holder, the Company and certain of its Subsidiaries entered into that certain Guaranty and Collateral Agreement, dated October 31, 2014 with respect to security interests granted with respect to the Original Note (the “Original Security Agreement”), which is being assigned to the Investor concurrently with its purchase of the Original Note;

WHEREAS, the Company, certain Subsidiaries of the Company and the Investor desire to amend and restate the Original Security Agreement in the form of this Agreement and one or more guarantees (each, a “Guaranty” and collectively, the “Guaranties”) in form and substance acceptable to and in favor of the Investor, granted by certain direct, or indirect, Subsidiaries of the Company (each a “Guarantor” and collectively, the “Guarantors”) with respect to the Company’s obligations under the Exchange Agreement, the Notes and the other “Exchange Documents” (as defined below);

WHEREAS, it is a condition precedent to the Investor’s obligation to purchase the Original Note and, subsequently, exchange the Original Note into the Notes to be issued pursuant to the Exchange Agreement that the Grantors shall have executed and delivered to the Investor this Agreement providing for the grant to the Investor, of a valid, enforceable, and perfected security interest in all personal property of each Grantor to secure all of the Company’s obligations under the Exchange Documents and the Guarantors’ obligations under the Guaranties, as applicable to secure such transferred security interests; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investor to purchase the Original Note and, subsequently, exchange the Original Note into the Notes to be issued pursuant to the Exchange Agreement, each Grantor agrees with the Investor, as follows:

Section 1.     Definitions.

(a)     Reference is hereby made to the Exchange Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Exchange Agreement, the Notes or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Investor may otherwise determine.

(b)     The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c)     As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Closing Date” means the date the Company initially issues the Notes pursuant to the terms of the Exchange Agreement.

“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 2(a) of this Agreement.

“Company” shall have the meaning set forth in the preamble hereto.

“Controlled Account Agreement” means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, in form and substance satisfactory to the Investor, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of the Grantors listed on Schedule IV attached hereto.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” shall have the meaning set forth in the Notes.

“Exchange Agreement” shall have the meaning set forth in the recitals hereto.

“Exchange Documents” shall have the meaning set forth in Section 2.2 of the Exchange Agreement.

“Excluded Accounts” means a Deposit Account or a Securities Account (a) that is a bona fide fiduciary account or a trust or “special account” that is exclusively comprised of funds for (i) payroll (and related payroll taxes), (ii) 401(k) and other retirement plans and employee benefits, (iii) health care benefits, (iv) escrow arrangements, and (v) withheld income taxes and custom, import, export, excise and other similar taxes (provided that the accounts specified in this clause (a) shall no longer be “Excluded Accounts” if such accounts cease to be zero balance accounts); (b) that is subject to a Controlled Account Agreement in connection with the Permitted Senior Indebtedness; (c) that individually does not have average monthly balances in excess of Twenty-Five Thousand Dollars ($25,000) (provided that the average monthly balances for all such Deposit Accounts and Securities Accounts shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate); and (d) such other Deposit Accounts or Securities Accounts as may be agreed in writing by the Investor to be excluded from (A) the Collateral or (B) the requirement to enter into a Controlled Account Agreement with respect thereto.

“Excluded Collateral” means (i) the voting Capital Stock of any Foreign Subsidiary to the extent that (x) such Capital Stock represents more than 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and (y) pledging more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to a Grantor and (ii) the Excluded Accounts.

“Foreign Currency Controlled Accounts” means any Controlled Account of the Company or its Subsidiaries holding non-United States dollar deposits.

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” or “Grantors” shall have the meaning set forth in the preamble hereto.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of each Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Guaranty” or “Guaranties” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, the Copyrights, Trademarks and Patents.

“Intellectual Property Security Agreement” means the Amended and Restated Intellectual Property Security Agreement required to be delivered pursuant to Section 5(h)(i) of this Agreement, in the form attached hereto as Exhibit A.

“Investor” shall have the meaning as set forth in the Recitals.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Material Subsidiary” means, individually and collectively, Interpace Diagnostics Corporation, a Delaware corporation and Interpace Diagnostics, LLC, a Delaware limited liability company.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 3 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full of all of the Obligations.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 4(j) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of each Grantor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts) other than Excluded Accounts.

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the date hereof.

“Pledged Equity” means all of each Grantor’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that are limited liability companies, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Entities that are partnerships, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Revolving Loan Agreement” means that certain Credit and Security Agreement, dated as of September 28, 2016 by and among the Revolving Loan Lender and the Grantors party thereto.

“Revolving Loan Lender” means Specialty Finance Opportunities Fund, L.P.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

Grant of Security Interest. (a)     As collateral security for the due and punctual payment and performance of all of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Investors, and grants to the Investors, a continuing security interest in, all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(i)     all Accounts;

(ii)     all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii)     all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv)     all Documents;

(v)     all Equipment;

(vi)     all Fixtures;

(vii)     all General Intangibles (including, without limitation, all Payment Intangibles);

(viii)     all Goods;

(ix)     all Instruments (including, without limitation, all Promissory Notes and each certificated Security);

(x)     all Inventory;

all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xi)     all Intellectual Property and all Licenses;

(xii)     all Letter-of-Credit Rights;

(xiii)     all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of the Investor or any Affiliate, representative, agent or correspondent of the Investor;

(xiv)     all Supporting Obligations;

(xv)     all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(xvi)     all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b)     Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Collateral.

(c)     Each Grantor agrees not to further encumber, or permit any other Lien to exist that encumbers, any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without the Investor’s prior written consent (which consent may be withheld or given in the Investor’s sole discretion).

(d)     The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Investor, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Investor may, at any time and from time to time, in its sole discretion, take such actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(e)     In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Investor as aforesaid, each Grantor hereby grants to the Investor a right of set-off against the property of such Grantor held by the Investor consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Investor, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)      (i) the payment by the Company and each Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Exchange Agreement, this Agreement, the Notes and the other Exchange Documents, and (ii) in the case of the Guarantors, the payment by such Guarantors, as and when due and payable of all Guaranteed Obligations under the Guaranties, including, without limitation, in both cases, (A) all principal of, interest, make-whole and other amounts on the Notes (including, without limitation, all interest, make-whole and other amounts that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Exchange Documents; and

(b)     the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Exchange Documents, including without limitation, with respect to any conversion or redemption rights of the Investor under the Notes.

Representations and Warranties. Each Grantor represents and warrants as follows:

(a)     Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b)     There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor in any material respect, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Investor of any of its rights or remedies hereunder.

(c)     All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)     All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Investor written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (and with respect to which the Investor has filed financing statements and otherwise fully perfected its Liens thereon). Each Grantor’s principal place of business and chief executive office, the place where each Grantor keeps its Records concerning the Collateral and all originals of all Chattel Paper are located and will continue to be located at the addresses specified therefor in Schedule III hereto.

(e)     Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor, (ii) each Pledged Account of each Grantor, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such Foreign Currency Controlled Account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account.

(f)     Each Grantor has delivered to the Investor complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses of the Grantors existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(g)     To the knowledge of each Grantor, each Grantor owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property, which is the only Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by each Grantor as of the date hereof, and applications for grant or registration of Intellectual Property, including, without limitation, a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which each Grantor has acquired any substantial part of the Collateral.. To the knowledge of each Grantor, all such Intellectual Property of such Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, no Grantor has any knowledge of any infringement upon or conflict with the Patent, Trademark, Copyright, trade secret rights of others and, to the knowledge of each Grantor, each Grantor is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and to the knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(h)     Each Grantor is and will be at all times the sole and exclusive owner of the Collateral pledged by such Grantor hereunder free and clear of any Liens, except for Permitted Liens thereon. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Investor relating to this Agreement or the other Exchange Documents, and (ii) are securing Permitted Liens as of the date hereof and disclosed on Schedule VII hereto.

(i)     The exercise by the Investor of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(j)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Investor of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to all Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, as provided in Section 5(i), (C) with respect to Commodity Contracts, the execution of a control agreement with the commodity intermediary with which such Commodity Contract is carried, as provided in Section 5(i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, the recording of the appropriate Intellectual Property Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (G) with respect to Investment Property constituting uncertificated securities, the applicable Grantor causing the issuer thereof either (i) to register the Investor as the registered owner of such securities or (ii) to agree in an authenticated record with such Grantor and the Investor that such issuer will comply with instructions with respect to such securities originated by the Investor without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Investor, (H) with respect to Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of the Investor pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Investor, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (J) the Investor having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (J) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(k)     This Agreement creates in favor of the Investor a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interest in the Collateral. Such security interest is (or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, valid, enforceable and perfected security interests in all personal property of each Grantor (other than Excluded Collateral). Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken (and, in the case of Collateral in which any Grantor obtains rights after the date hereof, will be duly taken).

(l)     As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for the Commercial Tort Claims described in Schedule VI.

(m)     All of the Pledged Equity is presently owned by the applicable Grantor as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto, unless otherwise indicated on Schedule IV. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Exchange Documents. Each Grantor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(n)     Such Grantor (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Exchange Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

(o)     The execution, delivery and performance by each Grantor of this Agreement and each other Exchange Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Exchange Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

(p)     This Agreement and each of the other Exchange Documents to which any Grantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q)     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Investor shall otherwise consent in writing:

Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Investor may reasonably request in order to: (i) perfect and protect the security interest of the Investor created hereby; (ii) enable the Investor to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) at the request of the Investor, marking conspicuously all Chattel Paper and each License and each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Investor, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Investor each Promissory Note, certificated Security (subject to the limitations set forth in Section 2), Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Investor, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Investor may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Investor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Investor may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Investor’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance reasonably satisfactory to the Investor, that such Person holds possession of the Collateral for the benefit of the Investor, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Investor in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Investor a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Investor, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Investor to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Investor in accordance with Section 5(j) hereof; and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)     Location of Collateral. Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Investor has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, the Grantors shall give the Investor written notice thereof and deliver to the Investor a new Schedule III indicating such new locations and such other written statements and schedules as the Investor may require.

Condition of Equipment. Each Grantor will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment (necessary or useful to its business) and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Investor may request to such end. Any Grantor will promptly furnish to the Investor a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)     Insurance.

(i)     Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Investor.

(ii)     To the extent requested by the Investor at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Investor and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Investor. In addition to and without limiting the foregoing, to the extent requested by the Investor at any time and from time to time, each such policy shall in addition (A) name the Investor as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Investor) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Investor on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Investor for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Investor by the insurer. Any Grantor will, if so requested by the Investor, deliver to the Investor original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 5(e)) and, as often as the Investor may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of the Investor, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii)     Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 5(e) is not applicable, if the Grantor certifies in writing to the reasonable satisfaction of the Investor that it intends to promptly apply any proceeds of insurance involving such damage towards making the necessary repairs to or replacements of such Equipment or Inventory, then such proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) (except as otherwise provided in paragraph (iv) in this Section 5(e) shall be paid to such Grantor to cover the reasonable costs of such repairs or replacements, provided that such repairs or replacements shall be undertaken promptly by such Grantor and completed within a commercially reasonable time period.

(iv)     Notwithstanding anything to the contrary in subsection 5(e)(iii) above, following and during the continuance of an Event of Default, all insurance payments in respect of each Grantor’s properties and business shall be paid to the Investor and applied as specified in Section 7(b) hereof.

(f)     Provisions Concerning the Accounts and the Licenses.

(i)     Each Grantor will (A) give the Investor at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Investor upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of the Investor during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

(ii)     Each Grantor will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Investor’s direction, will) take such action as any Grantor or the Investor may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Investor shall, subject to any rights of the Revolving Loan Lender, have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Investor and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Investor or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Investor that the Investor has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Investor hereunder and the Revolving Loan Lender, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Investor (subject to any rights of the Revolving Loan Lender) in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Investor may (in its sole and absolute discretion but subject to any rights of the Revolving Loan Lender) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to the Investor by wire transfer (to such deposit account as the Investor shall specify, or in such other manner as the Investor shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Investor shall be applied as specified in accordance with Section 7(b) hereof. None of the Accounts is or will be evidenced by Promissory Notes or other Instruments.

(iii)     Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Investor written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)     Each Grantor will, at its expense, promptly deliver to the Investor a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v)     Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Investor, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g)     Transfers and Other Liens.

(i)     Except as otherwise expressly permitted in the other Exchange Documents, no Grantor shall, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Grantor for value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii)     Except as permitted under Section 13(e) of the Notes, no Grantor shall, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii)     No Grantor shall, directly or indirectly, without the prior written consent of the Investor issue any securities that would cause a breach or default under the Notes or the Exchange Agreement.

(iv)     No Grantor shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(v)     No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)     Intellectual Property.

(i)     If applicable, each Grantor shall duly execute and deliver the applicable Intellectual Property Security Agreement. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action commercially reasonable and necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of any Grantor or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of any Grantor. Each Grantor will cause to be taken all commercially reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Investor and (y) promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Investor from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Investor may reasonably request, all in reasonable detail and promptly upon request of the Investor, following receipt by the Investor of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which is or hereafter becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Investor, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon, surrender or otherwise permit any Intellectual Property to become abandoned, cancelled or invalid without the prior written consent of the Investor, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such reasonable action as the Investor shall deem appropriate under the circumstances to protect such Intellectual Property.

The Grantor may, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright or the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof, provided, however, that as soon as practicable, but in no event later than thirty (30) days after any such filing, such Grantor shall deliver written notice thereof to the Investor. Upon request of the Investor, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Investor may reasonably request to evidence the Investor’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Investor its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are Paid in Full (other than inchoate indemnity obligations).

Pledged Accounts. (A) Each Grantor shall cause each bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Bank”) to execute and deliver to the Investor, in form and substance satisfactory to the Investor, a Controlled Account Agreement with respect to such Controlled Account, duly executed by each Grantor and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after any Grantor, the Investor shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Investor directing the disposition of the funds in such Controlled Account without further consent by such Grantor, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after any Grantor, the Investor shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Investor, (iv) all funds deposited by any Grantor with such Controlled Account Bank shall be subject to a perfected, first priority security interest in favor of the Investor, and (v) upon receipt of written notice from the Investor during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to the Investor by wire transfer (to such account as the Investor shall specify, or in such other manner as the Investor shall direct) all such funds and other items held by it. No Grantor shall create or maintain any Pledged Account without the prior written consent of the Investor and complying with the terms of this Agreement.

(B) If at any time after the Closing Date, the average daily balance of any account that is not subject to a Controlled Account Agreement exceeds $25,000 during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such account to an amount not in excess of $25,000 or (y) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Investor a Controlled Account Agreement with respect to such account, duly executed by such Grantor and the depositary bank in which such account is maintained.

(C) Notwithstanding anything to the contrary contained in Section 5(i)(B) above, and without limiting any of the foregoing, if at any time after the Closing Date, the total aggregate amount of the cash of the Company and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $50,000 (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to the Investor a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by such Grantor and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(j)     Motor Vehicles.

(i)     Upon the Investor’s written request, each Grantor shall deliver to the Investor originals of the certificates of title or ownership for each motor vehicle with a value in excess of $10,000 owned by it, with the Investor listed as lienholder.

(ii)     Each Grantor hereby appoints the Investor as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate Governmental Authorities to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Investor listed as lienholder thereof, (B) filing such applications with such Governmental Authorities, and (C) executing such other agreements, documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Investor may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Investor a perfected Lien on the motor vehicles and exercising the rights and remedies of the Investor hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full (other than inchoate indemnity obligations).

(iii)     Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv)     So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Investor shall execute and deliver to any Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Investor as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Investor of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Investor hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k)     Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Investor may reasonably request in order for the Investor to obtain “control” in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l)     Inspection and Reporting. Upon delivery of reasonable advance written notice and no more frequently than two(2) times each calendar year so long as no Event of Default is continuing, each Grantor shall permit the Investor, or any agent or representatives thereof or such professionals or other Persons as the Investor may designate (at Grantors’ sole cost and expense) (i)  after Investor has provided five (5) days advance written notice to the Company, to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) after Investor has provided five (5) days advance written notice to the Company, visit and inspect its properties, (iii) after Investor has provided five (5) days advance written notice to the Company, to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) after Investor has provided five (5) days advance written notice to the Company, together, with respect to audits only. an audit request list and an audit plan, to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit the Investor, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as the Investor may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, the Investor may (subject to any rights of the Revolving Loan Lender), during the continuance of an Event of Default, in the Investor’s own name, in the name of a nominee of the Investor, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and/or obligors in respect of Instruments of such Grantor to verify with such Persons, to the Investor’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m)     Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) deliver to the Investor updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by such Grantor of a Lien on all Pledged Equity now or hereafter owned by such Grantor), (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Investor in form and substance acceptable to the Investor, (iv) deliver to the Investor the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Investor that the security interest in such uncertificated securities has been transferred to and perfected by the Investor, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and/or cause to be delivered to the Investor, in form and substance acceptable to the Investor, such opinions of counsel and other documents as the Investor shall request with respect thereto; provided, however, that no Grantor shall be required to pledge any Excluded Collateral. Each Grantor hereby authorizes the Investor to attach such updated Schedules to this Agreement and agrees that all Pledged Equity listed on any updated Schedule delivered to the Investor shall for all purposes hereunder be considered Collateral. The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Investor, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Investor may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

Section 6.     Additional Provisions Concerning the Collateral.

(a)     To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Investor may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Investor to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Investor at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Investor may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Investor has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)     Each Grantor hereby irrevocably appoints the Investor as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, during the continuance of an Event of Default, to take any action and to execute any instrument which the Investor may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Investor pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Investor may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Investor with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Investor with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full (other than inchoate indemnity obligations).

(c)     For the purpose of enabling the Investor to exercise rights and remedies hereunder, at such time as the Investor shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Investor, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Exchange Agreement that limit the right of any Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business and as otherwise expressly permitted by any of the other Exchange Documents. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Investor shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations (other than inchoate indemnity obligations), the Investor (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Investor’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Investor shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Investor from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Investor under the powers of attorney granted herein other than actions taken or omitted to be taken through the Investor’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)     If any Grantor fails to perform any material agreement or material obligation contained herein, the Investor may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Investor, and the expenses of the Investor incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)     The powers conferred on the Investor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Investor shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)     Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Investor of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Investor shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Investor be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)     As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Grantor:

(i)     Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Exchange Agreement or any other Exchange Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Investor in respect of the Pledged Equity or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Exchange Agreement):

(A)     the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B)     the consolidation or merger of a Pledged Entity with any other Person;

(C)     the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Investor;

(D)     any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E)     the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h)     (i)     Each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Exchange Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)     all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to the Investor to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of the Investor, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Investor as Pledged Equity in the same form as so received (with any necessary endorsement).

Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:(a)     The Investor may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Exchange Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Investor’s name or into the name of its nominee or nominees (to the extent the Investor has not theretofore done so) and thereafter receive all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Investor forthwith, assemble all or part of its respective Collateral as directed by the Investor and make it available to the Investor at a place or places to be designated by the Investor that is reasonably convenient to both parties, and the Investor may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Investor’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Investor’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Investor may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Investor may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Investor shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Investor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Investor arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Investor accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Investor shall be made without warranty, (ii) the Investor may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Investor after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Investor may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Investor shall in its sole discretion determine; and (3) the Investor may, at any time, pursuant to the authority granted in Section 6 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)     Any cash held by the Investor as Collateral and all Cash Proceeds received by the Investor in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Exchange Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Investor (including those described in Section 8 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Investor; third to pay interest due under the Notes owing to the Investor; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Investor; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Investor shall elect, consistent with the provisions of the Exchange Agreement. Any surplus of such cash or Cash Proceeds held by the Investor and remaining after the Payment in Full of all of the Obligations (other than inchoate indemnity obligations) shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)     In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Investor are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Investor to collect such deficiency.

(d)     To the extent that applicable law imposes duties on the Investor to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Investor (i) to fail to incur expenses deemed significant by the Investor to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Investor against risks of loss, collection or disposition of Collateral or to provide to the Investor a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Investor, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Investor in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Investor would be commercially reasonable in the Investor’s exercise of remedies against the Collateral and that other actions or omissions by the Investor shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Investor that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e)     The Investor shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Investor’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Investor’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(f)     The provisions set forth in this Section 7 shall be subject to any rights the Revolving Loan Lender may have on the “Collateral” (as such term is defined in the Revolving Loan Agreement).

Section 8.     Indemnity and Expenses.

(a)     Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Investor harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b)     Each Grantor agrees, jointly and severally, to pay to the Investor upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Investor and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Investor), which the Investor may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Investor hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor, to the Company’s address, or if to the Investor, to it at its respective address, each as set forth in Section 8.4 of the Exchange Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

Section 10.     Miscellaneous.

(a)     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Investor, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole discretion).

(b)     No failure on the part of the Investor to exercise, and no delay in exercising, any right reasonably hereunder or under any of the other Exchange Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right reasonably preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Investor provided herein and in the other Exchange Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Investor under any of the other Exchange Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Exchange Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)     This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Payment in Full of the Obligations (other than inchoate indemnity obligations), and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Investor hereunder, to the benefit of the Investor and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, after delivery of reasonable advance notice to such Grantor, the Investor may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Exchange Documents to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Investor herein or otherwise; provided, however, that such assignment or transfer must be commercially reasonable with respect to the business and operations of the Grantor. Upon any such assignment or transfer, all references in this Agreement to the Investor shall mean the assignee of the Investor. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Investor, and any such assignment or transfer without such consent of the Investor shall be null and void.

(e)     Upon the Payment in Full of the Obligations (other than inchoate indemnity obligations), (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Investor will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)     Governing Law; Jurisdiction; Jury Trial.

(i)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii)     Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Exchange Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 8.4 of the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Investor.

(iii)     WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER EXCHANGE DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER EXCHANGE DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv)     Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g)     Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Investor or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

Material Non-Public Information. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Investor contemporaneously with delivery of such notice, and in the absence of any such indication, the Investor shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 11 shall limit any obligations of the Company or any rights of the Investor, under Section 4.2 of the Exchange Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

Interpace Diagnostics Group, Inc.

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

Interpace Diagnostics, LLC

By:	Interpace Diagnostics Group, Inc.
its Sole Member

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

Interpace Diagnostics CORPORATION

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

AGREED AND ACCEPTED AS OF THIS 23rd OF March 2017 BY:

HUDSON BAY MASTER FUND LTD, as Investor By: /s/ George Antonopoulos Name: George Antonopoulos Title: Authorized Signatory

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Grantor’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.

Interpace Diagnostics Group, Inc.	Delaware	22-2919486	2821446

Interpace Diagnostics, LLC	Delaware	46-4149495	5448700

Interpace Diagnostics Corporation	Delaware	20-1422009	4354810

SCHEDULE II

Intellectual Property

Patents

Grantor	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
Interpace Diagnostic Corporation	U.S.	Topographic Genotyping For Determining The Diagnosis, Malignant Potential, And Biologic Behavior Of Pancreatic Cysts And Related Conditions	14/305,727	16-Jun-2014	0N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	9,341,628	27-Nov-2013	17-May-2016	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	15/147,960	06-May-2016	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/692,727	03-Dec-2012	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/954,247	30-Jul-2013	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	62/267,619	15-Dec-2015	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	15/378,370	14-Dec-2016	N/A	Interpace Diagnostic Corporation
Interpace Diagnostics, LLC	JP	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	5520605	19-Sep-2007	11-Apr-2014	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	AU	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2007299828	19-Sep-2007	10-Jul-2014	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	CA	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2664383	19-Sep-2007	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	EP	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2487240B1	19-Sep-2007	16-Nov-2016	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Methods And Compositions Involving Mir-135b For Distinguishing Pancreatic Cancer From Benign Pancreatic Disease	13/615,066	13-Sep-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	13/299,226	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	EP	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	14150739.2	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	JP	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2013-540026	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	AU	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2011329772	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	CA	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2817882	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	BR	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	BR1120130122650	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	IL	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	226356	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Diagnostic Biomarkers To Distinguish Benign From Malignant Thyroid Tumors	13/662,450	27-Oct-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Diagnostic Mirnas For Differential Diagnosis Of Incidental Pancreatic Cystic Lesions	13/801,737	13-Mar-2013	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Micrornas Differentially Expressed In Pancreatic Diseases And Uses Thereof	11/857,948[1]	19-Sep-2007	N/A	Interpace Diagnostics, LLC

1 U.S. Application No. 11/857,948 was unintentionally abandoned on August 30, 2016. A petition to revive along with the response to the Final Office Action was filed on March 22, 2017.

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
Interpace Diagnostics Corporation	US	PATHFINDERTG	3208314	3/28/2006	2/13/2007	SWK Funding, LLC
Interpace Diagnostics, LLC	US	MIRINFORM	4071426	6/21/2010	12/13/2011	Redpath Equity Holder Representative
Publicis Healthcare Solutions, Inc.	US	PD ONE and Design	4593300	3/12/2012	8/26/2014	Publicis Healthcare Solutions, Inc.
Publicis Healthcare Solutions, Inc.	US	PD ONE	4593299	3/12/2012	8/26/2014	Publicis Healthcare Solutions, Inc.
Interpace Diagnostics, LLC	US	MIRINFORM	4071427	6/21/2010	12/13/2011	Redpath Equity Holder Representative
Interpace Diagnostics, LLC	WIPO	MIRINFORM	1162299	5/8/2013	5/8/2013	N/A
Interpace Diagnostics, LLC	WIPO	MIRINFORM	1162175	5/8/2013	5/8/2013	N/A
Interpace Diagnostics, LLC	US	BarreGen	5142307	2/5/15	2/14/17	N/A
Interpace Diagnostics, LLC	US	BARREGEN ESOPHAGEAL CANCER RISK CLASSIFIER	86/910938	2/17/16	N/A	N/A
Interpace Diagnostics, LLC	US	Interpace Diagnostics	5072603	3/17/16	11/1/16	N/A
Interpace Diagnostics, LLC	US	INTERPACE DIAGNOSTICS in Class 35	4646544	11/27/13	11/25/14	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	MOLECULE LOGO	4882368	5/23/14	1/5/16	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	New Molecule Logo	5067909	3/17/16	10/25/16	N/A
Interpace Diagnostics, LLC	US	PancraGEN	4796668	8/19/14	8/18/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	PANCRAMIR	86/357914	8/5/14	N/A	SWK Funding LLC, as Agent
Interpace Diagnostics, LLC	US	PANDNA	87/178397	9/21/16	N/A	N/A
Interpace Diagnostics, LLC	US	POWER IN PERFORMANCE	4729240	6/1/14	4/28/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	ThyGenX	4729279	8/13/14	4/28/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	THYRAMIR	4882519	8/19/14	1/5/16	SWK Funding LLC, as Agent Redpath Equity Holder Representative

Copyrights

None

Licenses

Licensor	Licensee	Type	Scope	Term
The Brigham and Women's Hospital, Inc.,	Interpace Diagnostics, LLC	Non-Exclusive	Rights to U.S. Patent No. 6,723,506	Expires January 18, 2021, if not terminated earlier
Asuragen, Inc	Interpace Diagnostics, LLC	Exclusive in a Field of Use	Thyroid	Indefinite, unless terminated
Asuragen, Inc	Interpace Diagnostics, LLC	Exclusive in a Field of Use	Thyroid	Indefinite, unless terminated
Wellcome Trust Limited	Interpace Diagnostics, LLC	Non-exclusive	U.S. Patents 8,580,497, 7,947,819, and related foreign counterparts	December 18, 2023, if not terminated earlier

SCHEDULE III

Locations

Grantor	Chief Executive Office and Chief Place of Business	Other Place of Business	Books and Records	Inventory, Equipment, Etc.
Interpace Diagnostics Group, Inc.	Morris Corp Center 1 Bldg. A, 2nd Floor 300 Interpace Parkway Parsippany, NJ 07054	Same	Same	Office equipment

Interpace Diagnostics Corporation	Morris Corp Center 1 Bldg. A, 2nd Floor 300 Interpace Parkway Parsippany, NJ 07054		Morris Corp Center 1 Bldg. A, 2nd Floor 300 Interpace Parkway Parsippany, NJ 07054	Office equipment
Interpace Diagnostics Corporation		2515 Liberty Avenue Pittsburgh, PA 15222		Inventory and Equipment

Interpace Diagnostics, LLC	Morris Corp Center 1 Bldg. A, 2nd Floor 300 Interpace Parkway Parsippany, NJ 07054	Same	Same	Office equipment

Interpace Diagnostics Group, Inc. (c/o Interpace Diagnostics Lab, Inc.)		2 Church Street South Suite B-05B New Haven, CT 06519		Inventory and Equipment

SCHEDULE IV

Promissory Notes, Securities, Deposit Accounts,
Securities Accounts and Commodities Accounts

Securities

Grantor	Issuer Name	Number/Type of Ownership Interest	Percentage of Ownership	Certificate Number
Interpace Diagnostics Group, Inc.	Group DCA, LLC	Membership Interests	100%	2
	PDI Biopharma, LLC (fka Interpace Biopharma, LLC)	Membership Interests	100%	n/a
	Interpace Diagnostics, LLC	Membership Interests	100%	n/a
	Inserve Support Solutions [2]	Any and all ownership interests in this entity is held by Interpace Diagnostics Group, Inc.	100%	n/a

Interpace Diagnostics, LLC	Interpace Diagnostics Lab Inc. (fka JS Genetics, Inc.)	500 Shares of Common Stock	100%	2
	Interpace Diagnostics Corporation	100 Shares of Common Stock	100%	1

2 This entity has been inoperable for a number of years and will be dissolved and the Investor has agreed that interests in the entity will not be required to be pledged under the Exchange Agreement.

Deposit Accounts, Securities Accounts and Commodities Accounts 3

Grantor	Bank or Broker	Address	Purpose of Account	Account No(s).
Interpace Diagnostics Group, Inc.	TD Bank	1100 Lake Street Ramsey, N J 07446	Sweep Account Operating Account	[__________] [__________]
Interpace Diagnostics, LLC	TD Bank	1100 Lake Street Ramsey, N J 07446	Sweep Account Operating Account	[__________][4] [__________][5]
Interpace Diagnostics Corporation	Square 1 Bank	406 Blackwell Street Durham, NC 27701	Checking (lockbox) Swept on a daily basis	[__________] [__________]
Interpace Diagnostics Corporation	PNC Bank	4600 Fifth Avenue Pittsburgh, PA 15213	Checking (lockbox) Swept on a daily basis	[__________]

Foreign Currency Controlled Accounts

None

3 This list does not include zero balance accounts.

4 Account to be closed by June 30, 2017.

5 Account to be closed by June 30, 2017

SCHEDULE V

Financing Statements

Grantor	Jurisdiction for Filing Financing Statement

Interpace Diagnostics Group, Inc.	Delaware Secretary of State

Interpace Diagnostics, LLC	Delaware Secretary of State

Interpace Diagnostics Corporation	Delaware Secretary of State

SCHEDULE VI

Commercial Tort Claims

As previously disclosed in the SEC Documents, on April 8, 2015, Prolias Technologies, Inc. (“Prolias”) filed a complaint against the Company with the Superior Court of New Jersey (Morris County) in a matter entitled Prolias Technologies, Inc. v. PDI, Inc. (Docket No. MRS-L-899-15). In the Complaint, Prolias alleged that it and the Company entered into an August 19, 2013 Collaboration Agreement and a First Amendment thereto (collectively, the “Collaboration Agreement”), whereby Prolias and the Company agreed to work in good faith to commercialize a diagnostic test known as “Thymira.”  Thymira is a minimally invasive diagnostic test that detects thyroid cancer.

On August 15, 2016, the Court granted the Company’s motion and dismissed Prolias’ complaint with prejudice and struck Prolias’ answer to the Company’s counterclaims.  On September 22, 2016, the Court granted the Company’s request to enter default judgment against Prolias for failure to plead or otherwise respond to the counterclaims.  Thereafter, on October 13, 2016, the Company filed an application to enter final judgment and taxing of costs against Prolias.  The Company requested that the Court enter final judgment against Prolias and in favor of the Company, and a declaratory judgment that Prolias is deemed to have executed and delivered to the Company a promissory note in the amount of $1,000,000.000 under Article 10.2(a) of the Collaboration Agreement.  On November 17, 2016, the Court denied the Company’s application without prejudice and with leave to refile.  On February 16, 2017, the Company refiled its application for final judgment.  On March 9, 2017, final judgment by default was entered in favor of the Company, and against Prolias, in the sum of $636,052.61, plus ten percent interest continuing to accrue on the principal balance of $500,000 (per diem $136.99) unless and until paid.  Final judgment was also entered in favor of the Company, and against Prolias, declaring Prolias is deemed to have executed and delivered to the Company a promissory note in the amount of $1,000,000.00, and Prolias is obligated to repay to the Company the principal amount and all interest in accordance with the terms of the promissory note and Article 10.2(a) of the Collaboration Agreement by and between Prolias and the Company.  On March 17, 2017, the Company requested that the final judgment against Prolias be recorded as a statewide lien.

SCHEDULE VII

Permitted Liens

1.       Liens securing Permitted Indebtedness as such term is defined in the Notes;

2.      Liens in favor of the Original Holder until assigned of record with the Secretary of State of the State of Delaware in favor of the Investor; and

3.      Liens in favor of the Investor pursuant to the terms hereof.